Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2006 (All $ amounts in millions)

	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	Q1 FY06

REVENUE:	$824	$955	$920	$940	$1,010

REVENUE BY CHANNEL:
OEM	59%	58%	56%	57%	55%
DISTRIBUTORS	35%	35%	37%	38%	39%
RETAIL	6%	7%	7%	5%	6%

REVENUE BY GEOGRAPHY:
AMERICAS	40%	38%	36%	38%	36%
EUROPE	30%	32%	30%	25%	29%
ASIA	30%	30%	34%	37%	35%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	52%	49%	45%	48%	48%

HARD DRIVE UNITS (in millions):	14.2	16.2	15.3	15.8	17.1

WORLDWIDE HEADCOUNT:	20,760	21,565	22,426	23,161	24,211

ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	44	37	39	39	42

INVENTORY DETAIL:
RAW MATERIALS	$11	$12	$15	$14	$14
WORK IN PROCESS	45	50	53	60	54
FINISHED GOODS	88	56	68	79	105

TOTAL INVENTORY, NET	$144	$118	$136	$153	$173

INVENTORY TURNS	20	27	22	20	19